                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                             ----------------------

        Date of Report (Date of earliest event reported): August 19, 2002

                                 NCO GROUP, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

           Pennsylvania                         0-21639                                  23-2858652
---------------------------------   -----------------------------------         --------------------------------
(State or other jurisdiction             (Commission File Number)                      (I.R.S. Employer
of incorporation or organization)                                                    Identification Number)

                               507 Prudential Rd.
                                Horsham, PA 19044
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (215) 441-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




           __________________________________________________________
          (Former name or former address if changed since last report)

ITEM 2.  Acquisition and Disposition of Assets.

On August 19, 2002, NCO Group, Inc. ("NCO Group"), through a subsidiary, acquired certain assets and related operations, excluding the purchased accounts receivable portfolio, and assumed certain liabilities of Great Lakes Collection Bureau, Inc. ("Great Lakes"), a subsidiary of GE Capital Corporation ("GE Capital"). NCO Portfolio Management, Inc. ("NCO Portfolio")(Nasdaq: NCPM), a 63% owned subsidiary of NCO Group, through a subsidiary, acquired the purchased accounts receivable portfolio of Great Lakes.

NCO Group paid approximately $10.6 million for the assets and related operations of Great Lakes, subject to certain adjustments. The purchase price was determined by negotiations between the parties and was paid from NCO Group's existing cash and using borrowings under NCO Group's revolving credit agreement.

 As part of the acquisition, NCO Group and GE Capital signed a multi-year agreement under which NCO Group will provide services to GE Capital.

NCO Portfolio paid $22.9 million for Great Lakes purchased accounts receivable portfolio. The purchase price was determined by negotiations between the parties. NCO Portfolio funded the purchase with $2.3 million of existing cash and $20.6 million of non-recourse financing provided by Cargill Financial Services Corporation. This non-recourse financing is collateralized by the Great Lakes purchased accounts receivable portfolio.

Risks Associated with Great Lakes Acquisition

         If either NCO Group or NCO Portfolio are unable to successfully integrate the Great Lakes business and portfolios into their respective operations, they may not be able to realize expected operating efficiencies, eliminate redundant costs or operate the business or collect the portfolios profitably. The integration of the Great Lakes business and portfolios is subject to a number of risks, including risks that:

     o the acquisition could divert management's attention from the daily operations of NCO Group and NCO Portfolio and otherwise require additional management, operational and financial resources

     o the conversion of the Great Lakes computer and operating systems into NCO Group's systems may take longer or cost more than expected;

     o    NCO Group may be unable to retain clients or key employees of Great
          Lakes;

     o actual recoveries on the portfolios purchased may be less than the amount expected; and

     o Great Lakes might have additional liabilities that NCO Group did not anticipate at the time of the acquisition.

Forward Looking Statements

Statements included in this Current Report on Form 8-K, other than historical facts, are forward-looking statements, as such term is defined in federal securities laws and regulations, which are intended to be covered by the safe harbors created in those laws and regulations. Forward-looking statements include, among others, statements as to the expected results of the Great Lakes acquisition on NCO Group's and NCO Portfolio's earnings, NCO Group's and NCO Portfolio's ability to realize operating efficiencies in the integration of the acquisition, and statements as to the NCO Group's, NCO Portfolio's or management's beliefs, expectations and opinions. Forward-looking statements are subject to risks and uncertainties and may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. In addition to the factors discussed in this report, risks, uncertainties and other factors, including, without limitation, the risk that neither NCO Group nor NCO Portfolio will be able to realize operating efficiencies in the integration of the Great Lakes acquisition, risks related to past and possible future terrorist attacks, risks related to the economy, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, and other risks detailed from time to time in the companies' filings with the Securities and Exchange Commission, including the annual reports on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

On September 3, 2002, NCO Group filed a current report on Form 8-K with the SEC to report the acquisition of Great Lakes. NCO Group is amending such Current Report on Form 8-K to provide the financial information required by Item 7 of the Current Report on Form 8-K.


ITEM 7.  Financial Statements and Exhibits.

         The following exhibits are being filed as part of this report:

     (a)   Financial Statements of Businesses Acquired

           Great Lakes Collection Bureau, Inc. and Subsidiary --
              Report of Independent Auditor................................  F-1
           Consolidated Balance Sheets as of December 31, 2001 and 2000....  F-2
           Consolidated Balance Sheet as of June 30, 2002 (Unaudited)......  F-3
           Consolidated Statements of Operations for the years ended
              December 31, 2001 and 2000...................................  F-4
           Consolidated Statements of Operations for the six months ended
              June 30, 2002 and 2001 (Unaudited)...........................  F-5
           Consolidated Statements of Shareholder's Deficiency for the
              years ended December 31, 2001 and 2000.......................  F-6
           Consolidated Statements of Cash Flows for the years ended
              December 31, 2001 and 2000...................................  F-7
           Consolidated Statements of Cash Flows for the six months ended
              June 30, 2002 and 2001 (Unaudited)...........................  F-8
           Notes to Consolidated Financial Statements......................  F-9


     (b)   Pro Forma Financial Information

           Pro Forma Consolidated Financial Statements..................... F-15


     (c)   Exhibits

           Number      Title
           ------      -----
            23.1       Consent of KPMG LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NCO Group, Inc.



                                           By: /s/ Steven L. Winokur
                                               ---------------------------------
                                               Executive Vice President, Finance
                                               and Chief Financial Officer

Date: November 4, 2002

                12 Fountain Plaza, Suite 601
                Buffalo, NY 14202








                          Independent Auditors' Report

The Board of Directors
Great Lakes Collection Bureau, Inc.:

We have audited the accompanying consolidated balance sheets of Great Lakes Collection Bureau, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholder's deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Great Lakes Collection Bureau, Inc. and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company is an indirect wholly-owned subsidiary of General Electric Capital Corporation (the Group). At December 31, 2001, the Company owes its parent $108,099,809 for advances. The Company depends on the Group for financing support and its continuing forbearance regarding the repayment of these advances.

                                          /s/ KPMG LLP


March 1, 2002
Buffalo, New York

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 2001 and 2000


                                               Assets                                           2001                  2000
                                                                                          --------------         -------------
           Current assets:
              Cash                                                                        $   11,385,670            21,960,643
              Commissions receivable                                                             845,124             1,885,972
              Commissions receivable - affiliates                                              1,637,270             1,234,000
              Current portion of purchased accounts receivable                                21,365,326            44,994,708
              Other receivable                                                                 2,926,054               412,043
              Prepaid expenses and other                                                         393,342               681,186
                                                                                          --------------         -------------
                     Total current assets                                                     38,552,786            71,168,552

           Deferred income taxes                                                               9,946,000             9,039,000
           Purchased accounts receivable, excluding current portion                            9,559,984            33,208,417
           Property and equipment, net                                                         7,502,593             6,415,585
                                                                                          --------------         -------------
                     Total assets                                                         $   65,561,363           119,831,554
                                                                                          ==============         =============

                           Liabilities and Shareholder's Deficiency
           Current liabilities:
              Due to clients                                                              $      849,615               913,954
              Accounts payable                                                                 1,469,965               685,044
              Accrued wages and benefits                                                       1,517,682             2,469,286
              Accrued legal claim                                                                300,000               526,500
              Other accrued expenses                                                             231,709               727,771
                                                                                          --------------         -------------
                     Total current liabilities                                                 4,368,971             5,322,555

              Advances from parent                                                           108,099,809           151,289,240
                                                                                          --------------         -------------
                     Total liabilities                                                       112,468,780           156,611,795
                                                                                          --------------         -------------
           Shareholder's deficiency:
              Common stock, no par value; 200 shares authorized,
                 issued and outstanding                                                            4,000                 4,000
              Additional paid-in capital                                                      33,396,159            30,691,860
              Accumulated deficit                                                            (80,307,576)          (67,476,101)
                                                                                          --------------         -------------
                     Total shareholder's deficiency                                          (46,907,417)          (36,780,241)
                                                                                          --------------         -------------
           Commitments and contingencies (notes 4 and 8)
                                                                                          --------------         -------------
                     Total liabilities and shareholder's deficiency                       $   65,561,363           119,831,554
                                                                                          ==============         =============


           See accompanying notes to consolidated financial statements.

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                           Consolidated Balance Sheet

                                  June 30, 2002
                                   (Unaudited)



                                                                            June 30, 2002
                                                                           ---------------
                                 Assets

Current assets:
    Cash                                                                       $ 2,397,510
    Commissions receivable                                                       1,572,944
    Current portion of purchased accounts receivable                            14,819,189
    Other receivables                                                            1,685,347
    Prepaid expenses and other assets                                              241,309
                                                                               -----------

         Total current assets                                                   20,716,299

Deferred income taxes                                                           12,252,089
Purchased accounts receivable, excluding current portion                         1,418,568
Property and equipment, net                                                      6,898,028
                                                                               -----------

 Total assets                                                                  $41,284,984
                                                                               ===========

                Liabilities and Shareholder's Equity

Current liabilities:
    Due to clients                                                             $   295,536
    Accounts payable                                                                25,039
    Accrued wages and benefits                                                   1,615,495
    Accrued legal claim                                                            300,000
    Other accrued expenses                                                           8,223
                                                                               -----------
         Total current liabilities                                               2,244,293

    Advances from parent                                                        25,230,809
                                                                               -----------

         Total liabilities                                                      27,475,102
                                                                               -----------

Shareholder's equity:
    Common stock, no par value; 200 shares authorized,
      issued and outstanding                                                         4,000
    Additional paid-in capital                                                  98,396,159
    Accumulated deficit                                                        (84,590,277)
                                                                               -----------

         Total shareholder's equity                                             13,809,882
                                                                               -----------

 Total liabilities and shareholder's equity                                    $41,284,984
                                                                              ============


                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                      Consolidated Statements of Operations

                     Years ended December 31, 2001 and 2000



                                                                                     2001                   2000
                                                                               ---------------        --------------
Operating revenue:
    Commissions:
       Affiliates                                                              $    17,351,419             2,380,631
       Other                                                                        14,237,668            21,854,830
                                                                               ---------------        --------------
          Total commissions                                                         31,589,087            24,235,461
                                                                               ---------------        --------------
    Purchased accounts receivable                                                   20,205,662            74,538,608
    Other                                                                              455,511               678,972
                                                                               ---------------        --------------
          Total operating revenue                                                   52,250,260            99,453,041

Amortization of purchased accounts receivable                                                -            64,026,064
Impairment charge on purchased accounts receivable                                           -            52,151,322
                                                                               ---------------        --------------
          Net operating revenue (loss)                                              52,250,260          (16,724,345)
                                                                               ---------------        --------------
Operating expenses:
    Salaries and employee benefits                                                  35,004,044            49,649,100
    Outsourced collection fees                                                      14,461,681             8,525,242
    Postage                                                                          1,942,943             2,463,991
    Telephone                                                                        3,028,805             3,594,324
    Legal and professional                                                             662,391             1,246,328
    Data research                                                                    1,168,929             1,383,934
    Other general and administrative                                                 8,648,697             7,311,762
                                                                               ---------------        --------------
          Total operating expenses                                                  64,917,490            74,174,681
                                                                               ---------------        --------------
          Loss from operations                                                     (12,667,230)          (90,899,026)

Interest expense - related party                                                    (8,177,245)          (15,355,675)
                                                                               ---------------        --------------
          Loss before income taxes                                                 (20,844,475)         (106,254,701)

Income tax benefit                                                                   8,013,000            42,382,000
                                                                               ---------------        --------------
          Net loss                                                             $   (12,831,475)          (63,872,701)
                                                                               ===============        ==============


See accompanying notes to consolidated financial statements.

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                      Consolidated Statements of Operations

                 For the Six Months Ended June 30, 2002 and 2001
                                  (Unaudited)



                                                                    For the Six Months Ended June 30,
                                                                      2002                     2001
                                                                -----------------         ---------------
Operating revenue:
    Commissions:
      Affiliates                                                   $ 8,531,322              $ 8,108,182
      Other                                                          7,216,526                8,179,289
                                                                   -----------              -----------

         Total commissions                                          15,747,848               16,287,471
                                                                   -----------              -----------

    Purchased accounts receivable                                    6,374,315               12,242,874
    Other                                                               58,358                  547,564
                                                                   -----------              -----------

         Total operating revenue                                    22,180,521               29,077,909

Operating expenses:
    Salaries and employee benefits                                  15,159,723               20,215,616
    Outsourced collection fees                                       5,014,235                7,470,401
    Postage                                                            783,788                1,101,663
    Telephone                                                          795,997                1,345,877
    Legal and professional                                             259,643                  267,901
    Data research                                                      451,380                  672,907
    Other general and administrative                                 3,382,355                4,681,590
                                                                   -----------              -----------
         Total operating expenses                                   25,847,121               35,755,955
                                                                   -----------              -----------
         Loss from operations                                       (3,666,600)              (6,678,046)

Interest expense - related party                                    (2,922,172)              (4,090,859)
                                                                   -----------              -----------

         Loss before income taxes                                   (6,588,772)             (10,768,905)

Income tax benefit                                                   2,306,071                4,597,157
                                                                   -----------              -----------

         Net loss                                                  $(4,282,701)             $(6,171,748)
                                                                   ===========              ===========


                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

               Consolidated Statements of Shareholder's Deficiency

                     Years ended December 31, 2001 and 2000


                                                                 Additional                                 Total
                                                Common             paid-in          Accumulated          shareholder's
                                                 stock             capital            deficit              deficiency
                                               ---------        -------------       ------------         -------------
Balances at December 31, 1999                   $  4,000           46,944,860         (3,603,400)          43,345,460
Net loss                                               -                    -        (63,872,701)         (63,872,701)
Cumulative effect adjustment for
   change in intercorporate
   tax allocation policy                               -          (16,253,000)                 -          (16,253,000)
                                                --------          -----------        -----------          -----------
Balances at December 31, 2000                      4,000           30,691,860        (67,476,101)         (36,780,241)
Net loss                                               -                    -        (12,831,475)         (12,831,475)
Capital contributions                                  -            2,704,299                  -            2,704,299
                                                --------          -----------        -----------          -----------
Balances at December 31, 2001                   $  4,000           33,396,159        (80,307,576)         (46,907,417)
                                                ========          ===========        ===========          ===========


See accompanying notes to consolidated financial statements.

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                     Years ended December 31, 2001 and 2000

                                                                               2001                   2000
                                                                           -------------         -------------
Cash flows from operating activities:
    Net loss                                                               $ (12,831,475)          (63,872,701)
    Adjustments to reconcile net loss to net cash provided
       by operating activities:
          Impairment charge on purchased accounts receivable                           -            52,151,322
          Depreciation and amortization                                        1,423,478            64,742,577
          Non-cash charges (credits) applied to advances from parent          (7,985,132)            3,206,091
          Deferred income taxes                                                 (907,000)          (24,676,000)
          Purchase of accounts receivable                                       (240,231)          (28,335,302)
          Cash collections applied directly to purchased
             accounts receivable                                              47,518,046            11,711,315
          Cash provided (used) by changes in:
             Commissions receivable                                            1,040,848               568,962
             Commissions receivable - affiliates                                (403,270)             (434,000)
             Other receivables                                                (2,514,011)             (787,945)
             Prepaid expenses and other assets                                   287,844                85,666
             Accounts payable                                                    784,921              (646,647)
             Accrued wages and benefits                                         (951,604)              565,215
             Accrued legal claim                                                (226,500)             (752,500)
             Other accrued expenses                                             (496,062)              729,654
             Due to clients                                                      (64,339)             (468,416)
                                                                          --------------          ------------
                   Net cash provided by operating activities                  24,435,513            13,787,291
                                                                          --------------          ------------
Cash used in investing activities - purchase of
    property and equipment                                                    (2,510,486)           (2,368,940)
                                                                          --------------          ------------
                   Net cash used in investing activities                      (2,510,486)           (2,368,940)
                                                                          --------------          ------------
Cash flows used in financing activities - reduction in advances
    from parent                                                              (32,500,000)                    -
                                                                          --------------          ------------
                   Net cash used in financing activities                     (32,500,000)                    -
                                                                          --------------          ------------
Increase (decrease) in cash                                                  (10,574,973)           11,418,351

Cash at beginning of year                                                     21,960,643            10,542,292
                                                                          --------------          ------------

Cash at end of year                                                       $   11,385,670            21,960,643
                                                                          ==============          ============
Schedule of noncash investing and financing activities:
    Shareholder's equity adjustment
       pursuant to intercorporate tax allocation                          $            -            16,253,000
    Reduction of advances from parent recorded as
       capital contributions                                                   2,704,299                     -



See accompanying notes to consolidated financial statements.

               GREAT LAKES COLLECTION BUREAU, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                 For the Six Months Ended June 30, 2002 and 2001
                                   (Unaudited)



                                                                                 For the Six Months Ended June 30,
                                                                                   2002                     2001
                                                                           ---------------------    ---------------------

Cash flows from operating activities:
    Net loss                                                                    $    (4,282,701)         $    (6,171,748)
    Adjustments to reconcile net loss to net cash provided
      by operating activities:
       Depreciation and amortization                                                    641,397                  810,254
       Non-cash charges (credits) applied to advances from parent                    (2,368,999)                 762,280
       Deferred income taxes                                                         (2,306,089)              (3,853,888)
       Purchase of accounts receivable                                                    4,799                 (262,412)
       Cash collections applied directly to purchased
         accounts receivable                                                         14,682,754               27,283,025
       Cash provided (used) by changes in:
         Commissions receivable                                                         909,450                1,263,574
         Other receivables                                                            1,240,707               (1,884,009)
         Prepaids and other assets                                                      152,033                  341,137
         Accounts payable                                                            (1,444,926)                (647,720)
         Accrued wages and benefits                                                      97,813                 (613,206)
         Accrued legal claim                                                                  0                 (151,500)
         Other accrued expenses                                                        (223,486)              (1,030,614)
         Due to clients                                                                (554,079)                (426,871)
                                                                           ---------------------    ---------------------
                                                                                      6,548,673               15,418,302
                                                                           ---------------------    ---------------------

Cash used in investing activities-purchase of property
    and equipment                                                                       (36,832)              (1,896,949)
                                                                           ---------------------    ---------------------

Cash flows used in financing activities-reduction of advances
    from parent                                                                     (15,500,000)             (25,000,000)
                                                                           ---------------------    ---------------------

Increase (decrease) in cash                                                          (8,988,159)             (11,478,647)
Cash at beginning of period                                                          11,385,670               21,960,643
                                                                           ---------------------    ---------------------

Cash at end of period                                                                $2,397,511              $10,481,996
                                                                           =====================    =====================


Schedule of noncash investing and financing activities:


    Reduction of advances from parent recorded as
       capital contributions                                                        $65,000,000               $2,704,299

                                       F-8

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                     Years ended December 31, 2001 and 2000


     (1) Summary of Significant Accounting Policies

         Great Lakes Collection Bureau, Inc. and its subsidiary (the Company) performs debt collection services on delinquent accounts receivable. The Company is a wholly-owned subsidiary of FGIC Government Services, Inc. (FGIC), a wholly-owned subsidiary of General Electric Capital Corporation (the Group). The Company is engaged by corporate creditors, including other Group subsidiaries, to collect such accounts on a commission basis. The Company also purchases and collects delinquent receivable portfolios although this business activity has been substantially curtailed during 2000.

         The Company incurred substantial losses in recent years including the year ended December 31, 2001. At December 31, 2001, the Company had a total shareholder's deficiency of $46,907,417 and owes the Group $108,099,809 for advances. The Company depends on the Group for financing support and its continuing forbearance regarding the repayment of these advances.

         (a) Principles of Consolidation

             The consolidated financial statements include the financial statements of Great Lakes Collection Bureau, Inc. and its wholly-owned subsidiary, GLB Canada, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

         (b) Interim Financial Statements

             The accompanying unaudited consolidated financial statements as of and for the six-month period ended June 30, 2002 and 2001, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002, or for any other interim period.

         (c) Commission Revenue

             Commission revenue on collections from customer portfolios is recognized as customer receivables are collected.

         (d) Purchased Accounts Receivable

             Purchased accounts receivable portfolios (portfolios) are initially recorded at purchase cost. Prior to September 30, 2000, collections on these portfolios were credited to revenue while the cost of the portfolios was amortized to expense based on the proportion that each period's cash collections bore to the total estimated collections for the portfolios over their assumed life of four years. This approach was intended to result in an annual rate of return for these portfolios that was equal to the corresponding rate of return anticipated over the portfolios' life. Changes in estimated future cash collections were reflected in the period that the change in estimate was made.

             In September 2000, the Company completed a comprehensive review of its portfolios concluding that its previous estimates of the amount and timing of future portfolio collections required revision. Based on this review, an impairment charge of $52,151,322 was recorded in 2000 operations. Based on these results the Company determined that, due to continuing uncertainties as to the amount and timing of future collections, these estimates should no longer be used as a basis for its ongoing accounting policy. Accordingly, beginning on September 30, 2000, the Company implemented a cost recovery method of accounting for its portfolios. Under this method, the cash received from portfolio collections, net of applicable collection costs, is directly applied as a reduction of the portfolio's carrying cost. Revenue from collections is, therefore, recorded only to the extent of collection costs.

         (e) Property and Equipment

             Property and equipment are carried at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

                                                                     (Continued)

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                     Years ended December 31, 2001 and 2000

       (f)   Income Taxes

             Effective January 1, 2000, the Company changed its method of intercorporate tax allocation for financial reporting purposes. Prior to this date, income taxes were provided under the asset and liability method as if the Company were filing a separate tax return. Any difference between the amount of income taxes determined under the asset and liability method and the amount allocated to the Company by the Group under their tax sharing arrangement, which generally consisted of Company losses utilized on the Group's tax return, was reflected as an adjustment to shareholder's equity. Pursuant to this method, the Company recognized the tax benefit of its losses as deferred tax assets. At December 31, 1999 deferred tax assets included loss carryforwards of $16,253,000.

             Under the new intercorporate tax allocation policy, the Company continues to determine its income taxes as if it were filing a separate tax return except in its treatment of operating losses. Under the new method, the Company is given current tax benefit for any of its losses that are utilized by the Group. Accordingly, such losses will no longer result in loss carryforwards or a deferred tax asset for the Company.

             Adoption of the new method has no impact on earnings in 2000. The cumulative effect of adopting the new method has been reflected as a reduction of deferred tax assets and shareholder's equity as of the January 1, 2000 adoption date.

       (g)   Use of Estimates

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (2) Purchased Accounts Receivable

         A summary of purchased accounts receivable at December 31, 2001 and 2000 follows:

                                                                           2001                    2000
                                                                      -------------             -----------
           Cost of purchased accounts receivable                      $ 317,155,091             316,914,860
           Less:
              Amortization                                              227,000,420             227,000,420
              Net cash collections under cost recovery method            59,229,361              11,711,315
                                                                      -------------             -----------
                                                                      $  30,925,310              78,203,125
                                                                      =============             ===========

                                                                     (Continued)

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                     Years ended December 31, 2001 and 2000

       During 2000, the Company determined that the carrying value of its purchased receivable portfolios exceeded the estimated cash collections from those portfolios less the related costs. In accordance with the Company's accounting policy, this excess of $52,151,322 was charged to operations and included in accumulated amortization.

(3)    Property and Equipment

       Property and equipment at December 31, 2001 and 2000 consists of the following:

                                                             2001                     2000
                                                          -----------             ----------
       Land                                               $   521,500                521,500
       Building and improvements                            2,630,702              2,599,042
       Furniture and equipment                              7,967,659              5,622,061
       Software                                               565,473                432,245
                                                          -----------             ----------
                                                           11,685,334              9,174,848
       Less accumulated depreciation                        4,182,741              2,759,263
                                                          -----------             ----------
                    Property and equipment, net           $ 7,502,593              6,415,585
                                                          ===========             ==========


       Depreciation expense totaled $1,423,478 and $716,513 in 2001 and 2000, respectively.

(4)    Commitments

       The Company leases office space, vehicles and equipment under noncancelable operating leases that expire through 2005. Minimum annual rental commitments required under these leases at December 31, 2001 follows:

                              2002                     $  1,415,463
                              2003                        1,314,504
                              2004                          744,626
                              2005                          156,309
                                                       ============

       Rent expense was $1,778,897 and $1,760,436 in 2001 and 2000, respectively.

       Cash collected on behalf of customers is temporarily placed on deposit in segregated accounts. At December 31, 2001, cash of $849,615 is restricted for the purpose of customer reimbursement.

                                                                     (Continued)

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                     Years ended December 31, 2001 and 2000

(5)    Income Taxes

       The components of income tax benefit for 2001 and 2000 are as follows:

                                                                                    2001                 2000
                                                                                ------------          -----------
         Current tax benefit allocated from Group                               $  7,106,000           17,706,000
                                                                                ------------          -----------
         Deferred:
              Federal                                                                749,000           20,307,000
              State                                                                  158,000            4,369,000
                                                                                ------------          -----------
                     Total deferred                                                  907,000           24,676,000
                                                                                ------------          -----------
                                                                                $  8,013,000           42,382,000
                                                                                ============          ===========


       Actual income tax benefit differs from the expected benefit due primarily to the effect of state taxes and the valuation allowance on the net operating loss of the Canadian subsidiary.

       The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are as follows:


                                                                                    2001                   2000
                                                                                -------------           -----------
          Deferred tax assets:
              Purchased accounts receivable                                     $   9,561,000             8,652,000
              Accrued expenses                                                        279,000               633,000
              Net operating loss of subsidiary                                        805,000                     -
                                                                                -------------           -----------
                    Total deferred tax assets                                      10,645,000             9,285,000
                                                                                -------------           -----------
          Deferred tax liabilities:
              Property and equipment                                                 (403,000)             (246,000)
                                                                                -------------           -----------
                    Total deferred tax liabilities                                   (403,000)             (246,000)
                                                                                -------------           -----------
                    Deferred tax asset                                             10,242,000             9,039,000
                                                                                -------------           -----------
              Valuation allowance                                                    (296,000)                    -
                                                                                -------------           -----------
                    Net deferred tax asset                                      $   9,946,000             9,039,000
                                                                                =============           ===========


                                                                     (Continued)

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                     Years ended December 31, 2001 and 2000


       The Company's Canadian subsidiary has a net operating loss of approximately $2,000,000 expiring in 2008.

       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the ability of Group to utilize these assets as a reduction of its consolidated income taxes and to allocate these benefits to the Company under the intercorporate tax allocation policy. The Company believes it is more likely than not that it will realize the benefits of these deductible differences net of the valuation allowance at December 31, 2001.

(6)    Pension Plan

       The Company sponsors a defined contribution profit-sharing plan for substantially all employees. The Company's contribution to the plan was $78,915 and $201,845 in 2001 and 2000, respectively. The Company also sponsors a 401(k) plan open to all employees who meet certain requirements. Company matching contributions were $142,226 and $188,642 in 2001 and 2000, respectively.

(7)    Related Party Transactions

       In 2001, advances from parent were reduced by $2,704,299 for certain adjustments relating to the Group's acquisition of the Company in 1997. This debt forgiveness has been accounted as a contribution of capital.

       The Company has received advances from the Group to fund operations and prior to 2001, to fund purchases of receivable portfolios. These advances bear interest at a variable rate (6.64% at December 31, 2001), are due on demand and were $108,099,809 and $151,289,240 at December 31, 2001 and
       2000, respectively. Interest charged by the Group for these advances in 2001 and 2000 was $8,177,245 and $15,355,675, respectively, and has been included in the advances from parent on the accompanying balance sheets.

       The Company records advances from parent for certain administrative expenses paid by Group on the Company's behalf. The total reimbursable expenses were $4,945,137 in 2001 and $5,563,088 in 2000.

       The Company collects receivables on behalf of affiliated Group entities. Commissions receivable from these entities amounted to $1,637,270 and $1,234,000 at December 31, 2001 and 2000, respectively. Commission revenue from these entities was $17,351,419 and $2,380,631 in 2001 and 2000, respectively.

       In 2001, the Company incurred severance expense of $1,698,514 related to staff reductions. Of this amount, the Group reimbursed the Company for $905,260. Severance expense and the Group's partial reimbursement thereof is included in salaries and employee benefits in the accompanying 2001 statement of operations.


                                                                     (Continued)

                       GREAT LAKES COLLECTION BUREAU, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                     Years ended December 31, 2001 and 2000

         The Company paid certain operating costs on behalf of an affiliated Group entity in 2001 and 2000. Included in prepaid expenses and other assets are reimbursement due from the entity of $562,136 and $366,896 at December 31, 2001 and 2000, respectively.

         In 2001, the Company was overcharged by an affiliate for certain employee benefit costs managed by the affiliate on behalf of the Company. The scheduled reimbursement of $786,574 due from the affiliate is included in prepaid expenses and other on the accompanying 2001 balance sheet.

(8)      Commitments and Contingencies

         The Company is a defendant in various legal proceedings arising in the ordinary course of business. The Company has estimated costs to conclude these matters totaled $300,000 which has been accrued for as of December 31, 2001. In the opinion of management, the ultimate resolution disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(9)      Subsequent Event (Unaudited)

         In May of 2002, the Company received an equity infusion from it's parent in the amount of $65 million to satisfy regulatory licensing requirements as to capitalization and financial condition.

                   Pro Forma Consolidated Financial Statements
                              Basis of Presentation

     The Pro Forma Consolidated Balance Sheet as of June 30, 2002 and the Pro Forma Consolidated Statements of Income for the six months ended June 30, 2002 and the year ended December 31, 2001 are based on the historical financial statements of NCO Group, Inc. ("NCO Group"); Creditrust Corporation ("Creditrust"); and Great Lakes Collection Bureau, Inc. ("Great Lakes"). Creditrust was acquired on February 20, 2001, and Great Lakes was acquired on August 19, 2002. The acquisitions listed above have been accounted for assuming the use of the purchase method of accounting with the results of the acquired companies included in NCO Group's historical statements of income beginning on the date of acquisition.

     The Pro Forma Consolidated Balance Sheet as of June 30, 2002 has been prepared assuming the Great Lakes acquisition was completed on June 30, 2002.

    The Pro Forma Consolidated Statement of Income for the six months ended June 30, 2002 has been prepared assuming the Great Lakes acquisition was completed on January 1, 2002.

    The Pro Forma Consolidated Statement of Income for the year ended December 31, 2001 has been prepared assuming the Creditrust and Great Lakes acquisitions were completed on January 1, 2001.

    The Pro Forma Consolidated Balance Sheet and Statements of Income do not purport to represent what NCO Group's actual financial position or results of operations would have been had the acquisitions occurred as of such dates, or to project NCO Group's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocation of purchase price to the assets and liabilities of Great Lakes is preliminary and the final allocation may differ from the amount reflected herein. The unaudited Pro Forma Consolidated Balance Sheet and Statements of Income should be read in conjunction with NCO Group's consolidated financial statements and notes thereto, and the historical financial statements of Great Lakes, which are included in this Current Report on Form 8-K.


                                                           NCO GROUP, INC.
                                                Pro Forma Consolidated Balance Sheet
                                                            June 30, 2002
                                                             (Unaudited)
                                                       (dollars in thousands)


                                                                                                   Acquisition
                                                              NCO Group        Great Lakes        Adjustments (1)        Pro Forma
                                                             -----------      -------------      -----------------      -----------
ASSETS

Current assets:
    Cash and cash equivalents                                 $   27,117       $      2,102       $         (4,392)      $   24,827
    Restricted cash                                                  900                  -                      -              900
    Accounts receivable, trade, net                               97,739              1,573                   (488)          98,824
    Purchased accounts receivable, current portion                50,272             14,819                 (6,355)          58,736
    Deferred income taxes                                          9,111                  -                      -            9,111
    Other current assets                                          11,727              1,927                 (1,696)          11,958
                                                             -----------      -------------      -----------------      -----------
         Total current assets                                    196,866             20,421                (12,931)         204,356

Property and equipment, net                                       78,515              6,898                 (2,467)          82,946

Other assets:
    Goodwill                                                     515,510                  -                  2,354          517,864
    Other intangibles,  net of accumulated amortization            6,808                  -                  5,492           12,300
    Purchased accounts receivable, net of current portion         81,753              1,419                 13,171           96,343
    Deferred income taxes                                              -             12,252                (12,252)               -
    Other assets                                                  48,218                  -                      -           48,218
                                                             -----------      -------------      -----------------      -----------
          Total other assets                                     652,289             13,671                  8,765          674,725
                                                             -----------      -------------      -----------------      -----------
 Total assets                                                 $  927,670       $     40,990       $         (6,633)      $  962,027
                                                             ===========      =============      =================      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Long-term debt, current portion                           $   22,270       $          -       $         15,796       $   38,066
    Corporate taxes payable                                            -                  -                      -                -
    Accounts payable                                              12,828                  -                      -           12,828
    Accrued expenses                                              28,101              1,949                  1,198           31,248
    Accrued compensation and related expenses                     14,079                  -                      -           14,079
                                                             -----------      -------------      -----------------      -----------
         Total current liabilities                                77,278              1,949                 16,994           96,221

Long-term liabilities:
    Long term debt, net of current portion                       332,575             25,231                 (9,817)         347,989
    Deferred income taxes                                         49,209                  -                                  49,209
    Other long-term liabilities                                    3,744                  -                                   3,744

Minority interest                                                 22,818                  -                                  22,818

Shareholders' equity
    Preferred stock                                                    -                  -                      -                -
    Common stock                                                 321,823                  4                     (4)         321,823
    Additional paid-in capital                                         -             98,396                (98,396)               -
    Other comprehensive loss                                      (2,338)                 -                      -           (2,338)
    Retained earnings (deficit)                                  122,561            (84,590)                84,590          122,561
                                                             -----------      -------------      -----------------      -----------
Shareholders' equity                                             442,046             13,810                (13,810)         442,046
                                                             -----------      -------------      -----------------      -----------
 Total liabilities and shareholders' equity                    $ 927,670           $ 40,990               $ (6,633)       $ 962,027
                                                             ===========      =============      =================      ===========


                                                   NCO GROUP, INC.
                                      Pro Forma Consolidated Statement of Income
                                        For the Six Months Ended June 30, 2002
                                                     (Unaudited)
                                   (amounts in thousands, except per share amounts)



                                                                                         Acquisition
                                                              NCO Group  Great Lakes     Adjustments       Pro Forma
                                                              --------   -----------    ------------        --------
Revenue                                                       $356,585     $ 22,180        $    -           $378,765

Operating costs and expenses:
    Payroll and related expenses                               169,600       15,160             -            184,760
    Selling, general, and administrative expenses              122,416       10,046             -            132,462
    Depreciation and amortization expense                       12,747          641           351  (2)        13,739
                                                              --------     --------        ------           --------
         Total operating costs and expenses                    304,763       25,847           351            330,961
                                                              --------     --------        ------           --------
Income (loss) from operations                                   51,822       (3,667)         (351)            47,804

Other income (expense):
    Interest and investment income                               1,454            -             -              1,454
    Interest expense                                            (9,949)      (2,922)         (276) (3)       (13,147)
    Other income                                                  (290)           -             -               (290)
                                                              --------     --------        ------           --------
                                                                (8,785)      (2,922)         (276)           (11,983)
                                                              --------     --------        ------           --------
Income (loss) before income tax expense                         43,037       (6,589)         (627)            35,821

Income tax expense (benefit)                                    16,319       (2,306)         (238) (4)        13,775
                                                              --------     --------        ------           --------

Income (loss) from operations before minority interest          26,718       (4,283)         (389)            22,046

Minority interest                                               (1,605)           -         1,120 (5)           (485)
                                                              --------     --------        ------           --------

Net income (loss)                                             $ 25,113     $ (4,283)       $  731           $ 21,561
                                                              ========     ========        ======           ========


Net income per share:
    Basic                                                     $   0.97                                        $ 0.83  (6)
                                                              ========                                      ========
    Diluted                                                   $   0.90                                        $ 0.78  (6)
                                                              ========                                      ========
Weighted average shares outstanding:
    Basic                                                       25,873                                        25,873
                                                              ========                                      ========
    Diluted                                                     29,940                                        29,940
                                                              ========                                      ========

                                                           NCO GROUP, INC.
                                             Pro Forma Consolidated Statement of Income
                                                For the Year Ended December 31, 2001
                                                             (Unaudited)
                                          (amounts in thousands, except per share amounts)



                                                                                                       Acquisition
                                                           NCO Group    Creditrust (7) Great Lakes     Adjustments     Pro Forma
                                                           ---------    ----------     -----------     -----------     ----------
Revenue                                                    $701,506       $ 3,580       $ 52,250         $     -       $757,336

Operating costs and expenses:
    Payroll and related expenses                            350,634         3,075         35,004               -        388,713
    Selling, general, and administrative expenses           237,690         2,774         28,490               -        268,954
    Depreciation and amortization expense                    38,205           115          1,423             568   (8)   40,311
                                                           --------       -------       --------         -------       --------
         Total operating costs and expenses                 626,529         5,964         64,917             568        697,978
                                                           --------       -------       --------         -------       --------
Income (loss) from operations                                74,977        (2,384)       (12,667)           (568)        59,358

Other income (expense):
    Interest and investment income                            3,627           146              -               -          3,773
    Interest expense                                        (26,962)       (2,491)        (8,177)         (3,919)  (9)  (41,549)
    Other income                                                  -        (1,008)             -           1,008             --
                                                           --------       -------       --------         -------       --------
                                                            (23,335)       (3,353)        (8,177)         (2,911)       (37,776)
                                                           --------       -------       --------         -------       --------
Income (loss) before income tax expense                      51,642        (5,737)       (20,844)         (3,479)        21,582

Income tax expense (benefit)                                 21,463        (2,237)        (8,013)          4,929  (10)   16,142
                                                           --------       -------       --------         -------       --------

Income (loss) from operations before minority interest       30,179        (3,500)       (12,831)         (8,408)         5,440

Minority interest                                            (4,310)            -              -           7,151  (11)    2,841
                                                           --------       -------       --------         -------       --------
Net income (loss)                                          $ 25,869       $(3,500)      $(12,831)        $(1,257)      $  8,281
                                                           ========       =======       ========         =======       ========

Net income per share:
    Basic                                                  $   1.00                                                    $   0.32 (12)
                                                           ========                                                    ========
    Diluted                                                $   0.99                                                    $   0.32 (12)
                                                           ========                                                    ========
Weighted average shares outstanding:
    Basic                                                    25,773                                                      25,773
                                                           ========                                                    ========
    Diluted                                                  28,897                                                      26,091
                                                           ========                                                    ========

                         Notes to Pro Forma Consolidated
                              Financial Statements
                                   (Unaudited)



(1) Gives effect to the following acquisition related adjustments: (i) certain assets and liabilities of Great Lakes that were not acquired by NCO Group;
     (ii) the recognition of goodwill; (iii) the recognition of a customer list; and (iv) the accrual of estimated acquisition related expenses. The accrual of estimated acquisition related expenses includes: (i) professional fees related to the acquisitions; (ii) termination costs relating to certain redundant personnel scheduled to be eliminated upon the completion of the Great Lakes acquisition; and (iii) certain future rental obligations attributable to facilities which are scheduled to be closed upon the completion of the Great Lakes acquisition. The Great Lakes customer list is expected to be amortized on a straight-line basis over five years. The allocation of the purchase price paid for Great Lakes is estimated to be as follows (dollars in thousands):


                                                               Great Lakes
                                                               -----------

                    Net tangible assets acquired                 $ 27,654
                    Accrued acquisition expenses, estimated        (2,000)
                    Goodwill and customer list                      7,846
                                                                 --------
                    Consideration paid                           $ 33,500
                                                                 ========

(2) Gives effect to: (i) the elimination of depreciation expense related to assets revalued or not acquired; and (ii) the adjustment to amortization expense for the customer list assuming the Great Lakes acquisition had occurred on January 1, 2002.

(3) Gives effect to: (i) the elimination of interest on Great Lakes' debt that was not assumed as part of the acquisition; (ii) interest expense on the borrowings related to the Great Lakes acquisition as if it occurred on January 1, 2002; and (iii) deferred income attributable to the lender's residual interest in the purchased accounts receivable. The interest expense was calculated using an estimated interest rate of 3.5 percent on the $10.6 million of borrowings under NCO Group's revolving credit facility and 8.0 percent on the $21.6 million borrowed by NCO Portfolio to acquire Great Lakes' purchased accounts receivable.

(4) Adjusts the estimated income tax expense as if the Great Lakes acquisition occurred on January 1, 2002.

(5) Reflects the minority interest in the net income attributable to the Great Lakes purchased accounts receivables acquired by NCO Portfolio. NCO Group owns 63 percent of NCO Portfolio.

(6) Net income per share includes: (i) payroll and related expenses of approximately $1.6 million, net of taxes, attributable to certain redundant personnel costs scheduled to be eliminated upon the completion of the Great Lakes acquisition; and (ii) rental and related operating costs of approximately $257,000, net of taxes, attributable to a facility that NCO Group did not acquire. Net income per share did not include revenue of $3.4 million, net of taxes and minority interest, from the purchased accounts receivable due to Great Lakes using a cost recovery method. Great lakes accounted for their purchased accounts receivable using the cost recovery method due to uncertainties as to the amount and timing of collections, as compared to NCO Group accounting for its investment in purchased accounts receivable on an accrual basis under the guidance of Practice Bulletin 6, "Amortization of Discounts of Certain Acquired Loans." Net income per share-basic and net income per share-diluted would have been $1.04 and $0.98, respectively, on a pro forma basis assuming the acquisition occurred on January 1, 2002, those costs had not been incurred, and the purchased accounts receivable were accounted for under NCO Group's method.

(7) Represents the historical results of operations of Creditrust from January 1, 2001 to February 19, 2001, the period prior to the acquisition.

(8) Gives effect to: (i) the elimination of depreciation expense of property, related to assets revalued or not acquired with Great Lakes; (ii) the adjustment to amortization expense for the customer list assuming the Great Lakes acquisition had occurred on January 1, 2001; (iii) the elimination of amortization expense from the write-off of Creditrust's deferred financing fees; and (iv) the addition of amortization expense from $875,000 of new deferred financing costs from the Creditrust acquisition.

(9) Gives effect to: (i) the elimination of interest on Great Lakes' debt that was not assumed as part of the acquisition; (ii) interest expense on borrowings related to the Great Lakes acquisition as if it occurred on January 1, 2001; (iii) deferred income attributable to the lender's residual interest in the purchased accounts receivable of Great Lakes; (iv) the replacement of Creditrust pre-acquisition debt with the new credit facility; (v) the reduction in Creditrust's securitized debt by utilizing reserves included in restricted cash; and (vi) the elimination of Creditrust's original issue discounts associated with warrants eliminated as part of the acquisition. The interest expense for Great Lakes was calculated using an estimated interest rate of 3.5 percent on the $10.6 million of borrowings under NCO Group's revolving credit facility and 8.0 percent on the $21.6 million borrowed by NCO Portfolio to acquire Great Lakes' purchased accounts receivable.

(10) Adjusts the estimated income tax expense, as if the Great Lakes and Creditrust acquisitions occurred on January 1, 2001. Gives effect to the adjustment of deferred income tax assets that may not be recoverable after the Creditrust acquisition.

(11) Gives effect to: (i) the minority interest in the pre-acquisition net income attributable to the Great Lakes purchased accounts receivables acquired by NCO Portfolio; and (ii) the minority interest in the pre-acquisition loss from Creditrust. NCO Group owns 63 percent of NCO Portfolio.

(12) Net income per share includes: (i) payroll and related expenses of approximately $2.6 million, net of taxes, attributable to certain redundant personnel costs scheduled to be eliminated upon the completion of the Great Lakes acquisition; (ii) rental and related operating costs of approximately $524,000, net of taxes, attributable to a facility that NCO Group did not acquire with Great Lakes; and (iii) payroll and related expenses of approximately $249,000, net of taxes, attributable to certain redundant personnel costs that were eliminated upon the completion of the Creditrust acquisition. Net income per share did not include revenue of $14.1 million, net of taxes and minority interest, from the purchased accounts receivable due to Great Lakes using a cost recovery method. Great lakes accounted for their purchased accounts receivable using the cost recovery method due to uncertainties as to the amount and timing of collections, as compared to NCO Group accounting for its investment in purchased accounts receivable on an accrual basis under the guidance of Practice Bulletin 6, "Amortization of Discounts of Certain Acquired Loans." Net income per share-basic and net income per share-diluted would have been $1.01 and $1.00, respectively, on a pro forma basis assuming the acquisition occurred on January 1, 2001, those costs had not been incurred, and the purchased accounts receivable were accounted for under NCO Group's method.